Exhibit 10.42

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of [•], 2024 (the “Effective Date”), among Organovo Holdings, Inc., a Delaware corporation (the “Company”), and each purchaser identified on Exhibit A attached hereto (each a “Purchaser” and, collectively, the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to an effective registration statement under the Securities Act (as defined below), the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement;

WHEREAS, the Purchasers, severally and not jointly, wish to purchase from the Company, and the Company wishes to sell and issue to the Purchasers, upon the terms and subject to the conditions stated in this Agreement, shares (the “Shares”) of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), and/or pre-funded warrants to purchase Common Stock in the form attached hereto as Exhibit B (the “Pre-Funded Warrants”), and warrants to purchase Common Stock in the form attached hereto as Exhibit C (the “Common Warrants” and, together with the Pre-Funded Warrants, the “Warrants”); and

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser, severally and not jointly, agree as follows:

1.	DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Aggregate Purchase Price” means, as to each Purchaser, the aggregate amount to be paid for the Shares and Warrants purchased hereunder, in United States dollars and in immediately available funds, as set forth opposite the name of such Purchaser under the heading “Aggregate Purchase Price” on Exhibit A hereto (minus, if applicable, a Purchaser’s aggregate exercise price of the Pre-Funded Warrants, which amounts shall be paid as and when such Pre-Funded Warrants are exercised).

“Closing” means the closing of the purchase and sale of the Shares and the Warrants on the Closing Date pursuant to Section 2.1 of this Agreement.

“Closing Date” means [•], 2024.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock Equivalents” means any securities of the Company or any Subsidiary which would entitle the holder thereof to acquire, at any time, Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is, at any time, convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

“Common Warrant Shares” means the shares of Common Stock issuable upon exercise of the Common Warrants.

“Company Deliverables” has the meaning set forth in the Section 2.2(b).

“DWAC” has the meaning set forth in Section 2.2(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means (a) the issuance of shares of Common Stock, restricted stock units, warrants, options or other equity awards to employees, officers, directors or consultants of the Company pursuant to any stock, equity or option plan duly adopted for such purpose, by a majority of the non-employee directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company; (b) the issuance of securities upon the exercise (whether such exercise is for cash or “cashless”) or exchange of, or conversion of, any securities exercisable or exchangeable for, or convertible into, shares of Common Stock issued and outstanding on the date of this Agreement (including the Warrants), provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities or to extend the term of such securities (other than pursuant to customary anti-dilution or similar provisions in effect on the date hereof); (c) the issuance of securities issued pursuant to acquisitions or any licensing, commercialization, joint venture, technology transfer, acquisition, development collaboration or partnership or other strategic transaction approved by a majority of the non-employee directors of the Company, acting in good faith, provided that such securities are issued (1) as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the prohibition period in Section 4.11(a) hereof, or (2) in a registered transaction, provided, in each case, that any such issuance shall only be to Person(s) or a venture arm of such Person (or to the equityholders of such Person(s)) which is, itself or through its subsidiaries, is an operating company or an owner of an asset that the majority of the non-employee directors, acting in good faith, have deemed to be synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities; (d) the issuance and sale of any shares of Common Stock pursuant to that certain Sales Agreement, dated as of March 16, 2018, by and between the Company, JonesTrading Institutional Services LLC and H.C. Wainwright & Co., LLC (the “Sales Agreement”); (e) the filing by the Company of any registration statement on Form S-8 or a successor form thereto relating to any Company stock or option plan described in the SEC Reports; and (f) the filing of any amendments or supplements to any existing resale registration statements contained in the SEC Reports.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Lock-Up Agreements” means, collectively, the Lock-Up Agreements, dated as of the date hereof, by and among the Company and the directors and officers, in the form of Exhibit D attached hereto.

“Material Adverse Effect” means a material adverse effect on (i) the performance of this Agreement or the timely consummation of any of the transactions contemplated hereby or (ii) the condition (financial or otherwise), earnings, results of operations, business, prospects or properties of the Company and the Subsidiaries (as defined below) taken as a whole.

“Nasdaq” means the Nasdaq Capital Market.

“Per Share Purchase Price” means $[●] (inclusive of the purchase price per Common Warrant to purchase one share of Common Stock), provided that the purchase price per Pre-Funded Warrant (inclusive of the purchase price per Common Warrant to purchase one share of Common Stock) shall be $[●] minus $0.001.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Pre-Funded Warrant Shares” means the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants.

“Preliminary Prospectus” means any preliminary prospectus included in the Registration Statement, as originally filed or as part of any amendment thereto, or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Securities Act, including all information, documents and exhibits filed with or incorporated by reference into such preliminary prospectus.

“Pricing Prospectus” means (i) the Preliminary Prospectus relating to the Securities that was included in the Registration Statement immediately prior to 2:00 p.m. (New York City time) on the date hereof and (ii) any free writing prospectus (as defined in the Securities Act) identified on Schedule A hereto, taken together.

“Principal Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

“Prospectus” means the final prospectus filed pursuant to the Registration Statement, including all information, documents and exhibits filed with or incorporated by reference into such final prospectus.

“Registration Statement” means the effective registration statement on Form S-1 (File No. 333-278668) filed with the Commission, including all information, documents and exhibits filed with or incorporated by reference into such registration statement, as amended from time to time, which registers the sale and issuance of the Securities to the Purchasers, and includes any Rule 462(b) Registration Statement.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 462(b) Registration Statement” means any registration statement prepared by the Company registering additional Securities, which was filed with the Commission on or prior to the time at which sales of the Shares and the Warrants were confirmed and became automatically effective pursuant to Rule 462(b) promulgated by the Commission pursuant to the Securities Act.

“SEC Reports” means collectively all reports, schedules, forms, statements and other documents filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since April 1, 2023 (including the exhibits thereto and documents incorporated by reference therein).

“Securities” means the Shares, the Warrants and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiaries” means any subsidiary of the Company.

“Trading Day” means a day on which the Common Stock is traded on Principal Trading Market.

“Transaction Documents” means this Agreement, including the schedules and exhibits attached hereto, the Pre-Funded Warrants, the Common Warrants, the Irrevocable Transfer Agent Instructions (as defined below) and any other documents or agreements executed and delivered to the Purchasers in connection with the transactions contemplated hereunder.

“Variable Rate Transaction” has the meaning set forth in Section 4.11(b).

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

2.	PURCHASE AND SALE

2.1 Closing.

(a) At the Closing, upon the terms and subject to the conditions set forth herein, the Company hereby agrees to issue and sell to each Purchaser, and each Purchaser agrees to purchase from the Company, severally and not jointly, the number of Shares and Common Warrants set forth opposite such Purchaser’s name on Exhibit A hereto, at a purchase price equal to $[•] per Share and accompanying Common Warrants; provided, however, that to the extent that a Purchaser determines, in its sole discretion, that such Purchaser (together with such Purchaser’s Affiliates, and any Person acting as a group together with such Purchaser or any of such Purchaser’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation, or as such Purchaser may otherwise choose, in lieu of purchasing Shares, such Purchaser may elect to purchase a Pre-Funded Warrant to purchase the number of Pre-Funded Warrant Shares set forth opposite the name of such Purchaser under the heading “Number of Pre-Funded Warrant Shares Underlying Pre-Funded Warrant” on Exhibit A hereto, if any, at a purchase price equal to $[●] per Pre-Funded Warrant Share and accompanying Common Warrants (subject to adjustment as set forth therein). The “Beneficial Ownership Limitation” shall be 4.99% (or, at the election of each Purchaser made prior to the Closing, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of the Securities on the Closing Date. After the Closing, a Purchaser may, upon notice to the Company, increase or decrease the Beneficial Ownership Limitation, provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding at such time, provided that any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company.

(b) At the Closing, each Purchaser shall deliver to the Company via wire transfer of immediately available funds in accordance with wire instructions provided prior to the Closing Date by the Company to the Purchasers equal to the Aggregate Purchase Price and the Company shall deliver to each Purchaser its respective Shares and Warrants in the amount set forth opposite such Purchaser’s name on Exhibit A hereto, deliverable at the Closing on the Closing Date, in accordance with Section 2.2 of this Agreement. The Closing shall take place remotely via the exchange of executed documents and funds at 10:00 a.m. (New York City Time) on the Closing Date or such other time and location as the parties shall mutually agree.

2.2 Deliveries.

(a) At or prior to the Closing, the Company will deliver or cause to be delivered to each Purchaser (the “Company Deliverables”):

(i) this Agreement, duly executed by the Company;

(ii) a legal opinion of the Company’s counsel, directed to the Placement Agent and the Purchasers, in form and substance reasonably acceptable to the Placement Agent and Purchasers

(iii) duly executed Irrevocable Transfer Agent Instructions (as defined below) as set forth in Section 4.9 hereto instructing the Company’s transfer agent to deliver on an expedited basis via The Depository Trust Company Deposit or Withdrawal at Custodian system (“DWAC”) the number of shares of Common Stock equal to such Purchaser’s Shares;

(iv) if applicable, for each Purchaser of Pre-Funded Warrants pursuant to Section 2.1(a), a Pre-Funded Warrant registered in the name of such Purchaser to purchase up to a number of shares of Common Stock equal to the portion of such Purchaser’s Aggregate Purchase Price applicable to Pre-Funded Warrants divided by the Per Share Purchase Price minus $0.001, with an exercise price equal to $0.001, subject to adjustment therein (for avoidance of doubt, such original Pre-Funded Warrants may be delivered within five Trading Days of the Closing Date);

(v) a Common Warrant registered in the name of each Purchaser to purchase up to a number of shares of Common Stock equal to such Purchaser’s Shares and Pre-Funded Warrant Shares (if applicable), with an exercise price equal to $[__] per share of Common Stock, subject to adjustments as set forth therein (for avoidance of doubt, such original Common Warrants may be delivered within five Trading Days of the Closing Date);

(vi) the Company shall have provided each Purchaser in writing with the Company’s wire instructions, on Company letterhead and executed by the Chief Executive Officer or Chief Financial Officer;

(vii) on the date hereof, the duly executed Lock-Up Agreements;

(viii) a certificate evidencing the good standing of the Company in Delaware issued by the Secretary of State of Delaware, as of a date within five business days of the Closing Date; and

(ix) the Prospectus (which may be delivered in accordance with Rule 172 under the Securities Act).

(b) At or prior to the Closing, each Purchaser will deliver or cause to be delivered to the Company (the “Purchaser Deliverables”):

(i) this Agreement, duly executed by such Purchaser; and

(ii) such Purchaser’s Aggregate Purchase Price in accordance with Section 2.1.

2.3 Closing Conditions.

(a) The obligation of each Purchaser to purchase and acquire Securities at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived in writing by such Purchaser (as to itself only):

(i) the representations and warranties of the Company contained herein shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality or Material Adverse Effect, in which case such representations and warranties shall be true and correct in all respects) as of the date when made and as of the Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a specific date which shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality or Material Adverse Effect, in which case such representations and warranties shall be true and correct in all respects) as of such date;

(ii) all obligations, covenants and agreements of the Company (with respect to the obligations of the Purchasers) required to be performed at or prior to the Closing Date shall have been performed, satisfied and complied with in all material respects;

(iii) no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(iv) the Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Securities, all of which shall be and remain so long as necessary in full force and effect;

(v) the Company shall have delivered the Company Deliverables in accordance with Section 2.2(a); and

(vi) since the date hereof, no event or circumstance or series of events or circumstances shall have occurred that has had or would reasonably be expected to have a Material Adverse Effect.

(b) The Company’s obligation to sell and issue the Securities at the Closing to each Purchaser is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(i) the representations and warranties made by such Purchaser contained herein shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects) as of the date when made, and as of the Closing Date as though made on and as of such date, except for representations and warranties that speak as of a specific date;

(ii) all obligations, covenants and agreements of such Purchaser required to be performed at or prior to the Closing Date shall have been performed, satisfied and complied with in all material respects;

(iii) no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents; and

(iv) such Purchaser shall have delivered the Purchaser Deliverables in accordance with Section 2.2(b).

3.	REPRESENTATIONS AND WARRANTIES
(a)
The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A under the Securities Act are pending before or, to the Company’s knowledge, threatened by the Commission.
(b)
(i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Pricing Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will, as of the date of such amendment or supplement, comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the Pricing Prospectus does not, and at the time of each sale of the Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date, the Pricing Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain, as of the date of such amendment or supplement, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) each broadly available road show, if any, when considered together with the Pricing Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(c)
The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the applicable requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus, if any, that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or, if filed after the effective time of this Agreement, will comply as of the date of such filing in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.
(d)
The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Pricing Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.
(e)
Each subsidiary of the Company has been duly incorporated, organized or formed, is validly existing as a corporation or other business entity in good standing under the laws of the jurisdiction of its incorporation, organization or formation, has the corporate or other business entity power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Pricing Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.
(f)
The Transaction Documents have been duly authorized, executed and delivered by the Company.
(g)
The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Registration Statement, the Pricing Prospectus and the Prospectus.
(h)
The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non‑assessable.
(i)
The Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non‑assessable, and the issuance of the Shares will not be subject to any preemptive or similar rights that have not been validly waived. The Warrants have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company against payment therefor pursuant to this Agreement, will be validly issued, and the issuance and sale of the Warrants is not subject to any preemptive rights or similar rights not validly waived to subscribe for or purchase the Warrants. The Warrant Shares have been duly authorized and validly reserved for issuance upon the exercise of the Warrants in accordance therein in a number sufficient to meet the current exercise requirements. The Warrant Shares, when issued and delivered upon exercise of the Warrants in accordance therewith, will be validly issued, fully paid and non-assessable, and the issuance of the Warrant Shares will not be subject to any preemptive rights or similar rights not validly waived to subscribe for or purchase the Warrant Shares.
(j)
The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of (i) applicable law, (ii) the certificate of incorporation or by‑laws of the Company, (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except, in the cases of clauses (i), (iii) and (iv), as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or adversely affect the ability of the Company to perform its obligations under this Agreement, and no consent, approval, authorization or order of, or qualification with, any governmental body, agency or court is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states or the rules and regulations of the Financial Industry Regulatory Authority in connection with the offer and sale of the Securities.
(k)
There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Pricing Prospectus.
(l)
There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in each of the Registration Statement, the Pricing Prospectus and the Prospectus and proceedings that would not reasonably be expected to, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by each of the Registration Statement, the Pricing Prospectus and the Prospectus or (ii) that are required to be described in all material respects in the Registration Statement, the Pricing Prospectus or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in all material respects in the Registration Statement, the Pricing Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described in all material respects or filed as required.
(m)
Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the applicable requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.
(n)
The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Registration Statement, the Pricing Prospectus and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
(o)
The Company and each of its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, be reasonably expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.
(p)
There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean‑up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, be reasonably expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.
(q)
There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Securities registered pursuant to the Registration Statement.
(r)
(i) None of the Company or any of its subsidiaries or controlled affiliates, or any director, officer, or employee thereof, or, to the Company’s knowledge, any agent or representative of the Company or of any of its subsidiaries or controlled affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (ii) the Company and each of its subsidiaries and controlled affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) neither the Company nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.
(s)
The operations of the Company and each of its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and each of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
(t)
(i) None of the Company, any of its subsidiaries, or any director, officer, or employee thereof, or, to the Company’s knowledge, any agent, controlled affiliate or representative of the Company or any of its subsidiaries, is a Person that is, or is owned or controlled by one or more Persons that are:

(A) the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine and Cuba).

(ii) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) The Company and each of its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(u)
(i) The Company and its subsidiaries own or have a valid license to use all patents, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, “Intellectual Property Rights”) used in or reasonably necessary to the conduct of their respective businesses as now conducted by them; (ii) the Intellectual Property Rights owned by the Company and its subsidiaries and, to the Company’s knowledge, the Intellectual Property Rights licensed to the Company and its subsidiaries, are valid, subsisting and enforceable, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, scope or enforceability of any such Intellectual Property Rights; (iii) neither the Company nor any of its subsidiaries has received any written notice alleging any infringement, misappropriation or other violation of Intellectual Property Rights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole; (iv) to the Company’s knowledge, no third party is infringing, misappropriating or otherwise violating, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights owned by the Company; (v) to the Company’s knowledge, neither the Company nor any of its subsidiaries infringes, misappropriates or otherwise violates, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights; (vi) all employees or contractors engaged in the development of Intellectual Property Rights on behalf of the Company or any subsidiary of the Company have executed an invention assignment agreement whereby such employees or contractors presently assign all of their right, title and interest in and to such Intellectual Property Rights to the Company or the applicable subsidiary, and to the Company’s knowledge no such agreement has been breached or violated; and (vii) the Company and its subsidiaries use, and have used, commercially reasonable efforts to appropriately maintain all information intended to be maintained as a trade secret.
(v)
(i) The Company and its subsidiaries use and have used any and all software and other materials distributed under a “copyleft,” “open source,” or similar licensing model (including but not limited to the MIT License, Apache License, GNU General Public License, GNU Lesser General Public License and GNU Affero General Public License) (“Open Source Software”) in compliance with all license terms applicable to such Open Source Software; and (ii) neither the Company nor any of its subsidiaries uses or distributes or has used or distributed any Open Source Software in any manner that requires or has required (A) the Company or any of its subsidiaries to permit reverse engineering of any software code or other technology owned by the Company or any of its subsidiaries or (B) any software code or other technology owned by the Company or any of its subsidiaries to be (1) disclosed or distributed in source code form, (2) licensed for the purpose of making derivative works or (3) redistributed at no charge.
(w)
(i) The Company and each of its subsidiaries have for the past three (3) years complied and are presently in compliance with all internal and external privacy policies of the Company and its subsidiaries, contractual obligations, applicable binding industry standards, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other applicable legal obligations, in each case, relating to the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company or any of its subsidiaries of personal, personally identifiable, household, sensitive, confidential or regulated data (“Data Security Obligations”, and such data, “Data”); (ii) the Company has not received any written notification of or written complaint regarding and is unaware of any other facts that, individually or in the aggregate, would reasonably indicate non-compliance with any Data Security Obligation by the Company; and (iii) to the Company’s knowledge, there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or threatened alleging non-compliance by the Company with any Data Security Obligation.
(x)
The Company and each of its subsidiaries have taken technical and organizational measures reasonably designed to protect the information technology systems and Data used in connection with the operation of the Company’s and its subsidiaries’ businesses. Without limiting the foregoing, the Company and its subsidiaries have used commercially reasonable efforts to establish and maintain, and have established, maintained, implemented and complied with, reasonable information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans that are designed to protect against and prevent breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any information technology system or Data used in connection with the operation of the Company’s and its subsidiaries’ businesses (“Breach”). There has been no such Breach that would be reasonably expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, and the Company and its subsidiaries have not been notified of and have no knowledge of any event or condition that would reasonably be expected to result in, any such Breach that would be reasonably expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.
(y)
The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, singly or in the aggregate, be reasonably expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not, singly or in the aggregate, be reasonably expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or, except as currently being contested in good faith and for which reserves required by generally accepted accounting principles (“U.S. GAAP”) have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which, singly or in the aggregate, has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a material adverse effect on the Company and its subsidiaries, taken as a whole.
(z)
The financial statements included or incorporated by reference in each of the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related schedules and notes thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods covered thereby except as may be expressly stated in the related notes thereto and for any normal year-end adjustments in the Company’s quarterly financial statements. The other financial information included in each of the Registration Statement, the Pricing Prospectus and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby. The statistical, industry-related and market-related data included in each of the Registration Statement, the Pricing Prospectus and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate and such data is consistent with the sources from which they are derived, in each case in all material respects.
(aa)
Each of Mayer Hoffman McCann P.C. and Rosenberg Rich Baker Berman P.A., who has certified certain financial statements of the Company and its subsidiaries and, with respect to Mayer Hoffman McCann P.C., delivered its report with respect to the audited consolidated financial statements and schedules filed with the Commission as part of the Registration Statement and included in each of the Registration Statement, the Pricing Prospectus and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).
(bb)
The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that(i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects. Since the end of the Company’s most recent audited fiscal year, there has been (i)no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting.
(cc)
The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(dd)
As of the time of each sale of the Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers, none of (A) the Pricing Prospectus and (B) any free writing prospectus, when considered together with the Pricing Prospectus, when considered together with the Pricing Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(ee)
The Company and the subsidiaries: (A) are and at all times have been in material compliance with all statutes, rules and regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product under development, manufactured or distributed by the Company or the subsidiaries (“Applicable Laws”) except where such noncompliance could not reasonably be expected to have a material adverse effect, (B) have not received any Form 483 from the United States Food and Drug Administration (“FDA”), notice of adverse finding, warning letter, or other written correspondence or notice from the FDA, European Medicines Agency (“EMA”), or any other federal, state, local or foreign governmental or regulatory authority alleging or asserting material noncompliance with any Applicable Laws or with any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”), which would, individually or in the aggregate, result in a material adverse effect; (C) possess all material Authorizations and such Authorizations are valid and in full force and effect and neither the Company nor the subsidiaries is in material violation of any term of any such Authorizations; (D) have not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from the FDA, the EMA, or any other federal, state, local or foreign governmental or regulatory authority or third party alleging that any Company product, operation or activity is in material violation of any Applicable Laws or Authorizations and have no knowledge that the FDA, the EMA, or any other any federal, state, local or foreign governmental or regulatory authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding against the Company; (E) have not received written notice that the FDA, the EMA, or any other federal, state, local or foreign governmental or regulatory authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any material Authorizations and have no knowledge that the FDA, the EMA, or any other federal, state, local or foreign governmental or regulatory authority is considering such action; and (F) have filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations except where the failure to file, obtain, maintain or submit such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments would not result in a material adverse effect, and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were materially complete and correct on the date filed (or were corrected or supplemented by a subsequent submission) except such incompletions or errors as could not reasonably be expected to result in a material adverse effect.
(ff)
All animal and other preclinical studies and clinical trials conducted by the Company or on behalf of the Company were, and, if still pending are, to the Company’s knowledge, being conducted in compliance with all Applicable Laws and in accordance with experimental protocols, procedures and controls generally used by qualified experts in the preclinical study and clinical trials of new drugs, biologics, medical devices and drug-device combination products as applied to comparable products to those being developed by the Company, except for such noncompliance that would not reasonably be expected to result in a material adverse effect; the descriptions of the results of such preclinical studies and clinical trials contained in the Registration Statement, the Pricing Prospectus and the Prospectus are accurate in all material respects, and, except as set forth in the Registration Statement, the Pricing Prospectus and the Prospectus, the Company has no knowledge of any other clinical trials or preclinical studies, the results of which reasonably call into question the clinical trial or preclinical study results described or referred to in the Registration Statement, the Pricing Prospectus and the Prospectus when viewed in the context in which such results are described; and the Company has not received any written notices or correspondence from any domestic or foreign governmental agency requiring the termination or suspension of any preclinical studies or clinical trials conducted by or on behalf of the Company that are described in the Registration Statement, the Pricing Prospectus and the Prospectus or the results of which are referred to in the Registration Statement, the Pricing Prospectus and the Prospectus.
(gg)
The Company has established and administers a compliance program applicable to the Company, to assist the Company and the officers and employees of the Company in complying with applicable regulatory guidelines (including, without limitation, those administered by the FDA, the EMA, and any other foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA or EMA); except where such noncompliance would not reasonably be expected to result in a material adverse effect.
(hh)
The statistical, demographic and market-related data included in the Registration Statement, the Pricing Prospectus and the Prospectus, as of the date or dates to which they speak, are based on or derived from sources that the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

4.	OTHER AGREEMENTS OF THE PARTIES

4.1 Integration. Except as contemplated by the terms of this Agreement, the Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities such that the rules of Nasdaq would require stockholder approval of the transactions contemplated hereby prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

4.2 Securities Laws Disclosure; Publicity. The Company shall, by 9:00 A.M., New York City time, on the first (1st) Trading Day immediately following the date of this Agreement (the “Disclosure Time”), issue a press release announcing the transactions contemplated hereby and file with the Commission a Current Report on Form 8-K (such Current Report, the “Disclosure Document”) disclosing all material terms of this Agreement and the Transaction Documents and the transactions contemplated hereby and thereby, the transaction and including as exhibits to the Disclosure Document, this Agreement and the other Transaction Documents (in each case, without redaction). Upon the issuance or filing of the Disclosure Document, no Purchaser, Purchaser’s Affiliates, attorneys, agents and representatives shall be in possession of any material, non-public information received from the Company, any of its Subsidiaries or any of their respective representatives, Affiliates, officers, directors, or employees or agents, and including, without limitation, the Placement Agent, other than such Purchasers who have expressly consented to the receipt of material, non-public information other than in respect of the Transaction Documents and the transactions contemplated thereby or otherwise received such material, non-public information in such Purchaser’s capacity as an officer or director of the Company or an Affiliate thereof, and agreed with the Company to keep such other information confidential after the Disclosure Time (any such Purchasers, the “MNPI Accepting Purchasers”). Subject to the foregoing, neither the Company nor any Purchaser shall issue any press releases or any other public statements with respect to the transactions contemplated hereby except as may be reviewed and approved by the Company and the Placement Agent. Notwithstanding anything contained in this Agreement to the contrary, and without implication that the contrary would otherwise be true, the Company hereby expressly acknowledges and agrees that, from and after the earlier of the Disclosure Time and the filing of the Disclosure Document, no Purchaser other than the MNPI Accepting Purchasers shall have (unless expressly agreed to by such Purchaser after the date hereof in a written definitive and binding agreement executed by the Company and such Purchaser or by reason of Purchaser’s status as a Person subject to the Company’s insider trading policies or an Affiliate of such Person) any duty of trust or confidence with respect to, or any duty not to trade in any securities while aware of, any material, non-public or any other information regarding the

Company or any of its securities. The Company understands and confirms that the Purchaser and its Affiliates will rely on the foregoing representations in effecting transactions in securities of the Company. Notwithstanding anything in this Agreement to the contrary, the Company (i) shall not publicly disclose the name of Purchaser or any of its Affiliates or advisers, or include the name of Purchaser or any of its Affiliates or advisers in any press release, without the prior written consent of Purchaser and (ii) shall not publicly disclose the name of Purchaser or any of its Affiliates or advisers, or include the name of Purchaser or any of its Affiliates or advisers in any filing with the Commission or any regulatory agency or trading market, without the prior written consent of Purchaser, except (A) as required by the federal securities laws, rules or regulations and (B) to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the Commission or regulatory agency or under the regulations of Nasdaq, in which case of clause (A) or (B), the Company shall provide Purchaser and the Placement Agent with prior written notice (including by e-mail) of such permitted disclosure, and shall reasonably consult with Purchaser and the Placement Agent regarding such disclosure.

4.3 Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company covenants and agrees that neither it, nor any other Person acting on its behalf, including its representatives, Affiliates, officers, directors, employees or agents, including, without limitation, the Placement Agent, will provide any Purchaser or any of Purchaser’s Affiliates, attorneys, agents or representatives with any information regarding the Company that constitutes, or that the Company reasonably believes constitutes, material non-public information regarding the Company or any of its Subsidiaries, unless prior thereto such Purchaser or any of Purchaser’s Affiliates, attorneys, agents or representatives shall have previously consented in writing to the receipt of such information and agreed with the Company to keep such information confidential until such time as such information is publicly disclosed or such time as set forth in such written agreement or otherwise received such material, non-public information in such Purchaser’s capacity as an officer or director of the Company or an Affiliate thereof. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company. To the extent that the Company delivers any material, non-public information to a Purchaser without such Purchaser’s consent, the Company hereby covenants and agrees that such Purchaser shall not have any duty of confidentiality or trust to the Company or any of its officers, directors, agents, employees or Affiliates, or a duty to the Company or any of its officers, directors, agents, employees or Affiliates, not to trade while aware of such material, non-public information unless such material, non-public information was received by such Purchaser in its capacity as an officer or director of the Company or an Affiliate thereof. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any of its Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.4 Reservation of Common Stock. As of the date hereof, the Company has reserved, and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Shares pursuant to this Agreement as well as the Warrant Shares upon exercise of any Warrants.

4.5 Nasdaq Listing. Prior to the Closing, the Company shall prepare and file with Nasdaq an additional shares listing notification form covering all of the Shares and Warrant Shares and shall use its commercially reasonable efforts to cause all of the Shares and Warrant Shares to be listed on Nasdaq at all times after the Closing. The Company further agrees, if the Company applies to have the Common Stock traded on any other trading market, it will then include in such application all of the Shares and Warrant Shares, and will use its commercially reasonable efforts to cause all of the Shares and Warrant Shares to be listed or quoted on such other trading market as promptly as possible. The Company will then take use its commercially reasonable efforts to continue the listing and trading of its Common Stock on a trading market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the trading market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through DTC or another established clearing corporation, including, without limitation, by timely payment of fees to the DTC or such other established clearing corporation in connection with such electronic transfer.

4.6 Equal Treatment of Purchasers. No Purchaser has received, or will receive, terms in respect of its purchase of the Securities that are more favorable than those of any other Purchaser, other than (i) the terms particular to the regulatory requirements of such Purchaser or its Affiliates or related funds (ii) terms concerning the publicity policies of such Purchaser, or (iii) terms required by Nasdaq Rule 5635(c).

4.7 Indemnification of Purchasers. Indemnification of Purchasers. Subject to the provisions of this Section 4.7, the Company will indemnify and hold each Purchaser and its directors, officers, stockholders, members, managers, partners, investment advisers, affiliates, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, stockholders, agents, members, managers, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against a Purchaser in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser may have with any such stockholder or any violations by the Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct, bad faith or malfeasance). Promptly after receipt by any Purchaser Party (the “Indemnified Person”) of notice of any demand, claim or circumstances which could reasonably be expected to give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to this Section 4.7, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is actually and materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; (ii) the Company shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnified Person in such proceeding; or (iii) in the reasonable judgment of counsel to such Indemnified Person, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them; provided, however, that the Company shall not be responsible for the fees and expenses of more than one counsel for all Indemnified Persons. The Company shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, delayed or conditioned, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding and does not include any admission to fault, culpability or failure to act on the part of such Indemnified Person.

4.8 Irrevocable Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent to issue to the Purchasers (or in such nominee’s name(s) as designated by a Purchaser) book-entry notations representing the Shares set forth under “Number of Shares” on Exhibit A hereto (the “Irrevocable Transfer Agent Instructions”) and the Warrant Shares once such Warrants are exercised. The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 4.8 (or instructions that are consistent therewith) will be given by the Company to its transfer agent in connection with this Agreement and that the Shares and the Warrant Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents and applicable law. The Company acknowledges that a breach by it of its obligations under this Section 4.8 will cause irreparable harm to a Purchaser. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 4.8 will be inadequate and agrees, in the event of a breach by the Company of the provisions of this Section 4.8, that a Purchaser shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

4.9 Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder as set forth in the Pricing Prospectus and shall not use such proceeds: (a) for the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices), (b) for the redemption of any Common Stock or Common Stock Equivalents, (c) for the settlement of any outstanding litigation or (d) in violation of FCPA or OFAC regulations.

4.10 Exercise Procedures. The form of Notice of Exercise included in the Warrants set forth the totality of the procedures required of the Purchasers in order to exercise the Warrants. No additional legal opinion, other information or instructions shall be required of the Purchasers to exercise their Warrants. Without limiting the preceding sentences, no ink- original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required in order to exercise the Warrants. The Company shall honor exercises of the Warrants and shall deliver Warrant Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.11 Subsequent Equity Sales.

(a) From the date hereof until the later of forty-five (45) days after the Closing Date, neither the Company nor any of its Subsidiaries shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Common Stock or Common Stock Equivalents, or (ii) file any registration statement or any amendment or supplement thereto, other than the Prospectus. Notwithstanding the foregoing, the restrictions set forth in this Section 4.11(a) shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction shall be an Exempt Issuance.

(b) From the date hereof until the date that is the earlier of one hundred and twenty (120) days after the Closing Date and the date that no Common Warrants are outstanding, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company of any Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. For purposes hereof, “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of

Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock, or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit, whereby the Company may issue securities at a future determined price; provided that an issuance or sale of securities pursuant to the Sales Agreement shall not be deemed a “Variable Rate Transaction”. The Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

5.	MISCELLANEOUS

5.1 Termination. This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated within ten (10) calendar days from the Effective Date through no fault of such Purchaser; provided, however, that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

5.2 Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. Notwithstanding the foregoing, the Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, the Pricing Prospectus and the Prospectus, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such subject matter, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective upon actual receipt via mail, courier or confirmed email by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by (a) the Company and (b) (i) if prior to the Closing, all of the Purchasers, or (ii) following the Closing, Purchasers holding at least a majority of the Securities sold in the Closing and then-held by a Purchaser (in the case of each Warrant, calculated based upon the number of Warrant Shares thereunder) or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought; provided, that if any amendment, disproportionately and adversely impacts a Purchaser (or group of Purchasers) in any material respect, the consent of such disproportionately impacted Purchaser (or group of Purchasers) shall also be required. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. No consideration shall be offered or paid to any Purchaser to amend or consent to a waiver or modification of any provision of any Transaction Document unless the same consideration is also offered to all Purchasers who then hold Securities.

5.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their permitted successors and assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger or similar change of control transaction). Any Purchaser may assign its rights hereunder in whole or in part to any Affiliate and, with the prior written consent of the Company, to any Person, including upon an assignment or transfer of any Securities in compliance with the Transaction Documents and applicable law, provided such transferee shall agree in writing to be bound, with respect to the transferred Securities, by the terms and conditions of the Transaction Documents that apply to the “Purchasers.”

5.8 Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto, and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person, except as provided in Section 5.9 hereto, and the Indemnified Persons are intended third party beneficiaries of the provisions of Section 4.8.

5.9 Exculpation of the Placement Agent. Each party hereto agrees for the express benefit of each of the Placement Agent, its Affiliates and representatives, in connection with this Agreement and the other Transaction Documents, that:

(a) Neither JonesTrading Institutional Services LLC (the “Placement Agent”) nor any of its Affiliates or any of its representatives (1) has any duties or obligations other than those specifically set forth herein or in the engagement letter, dated as January 9, 2024 among the Company and the Placement Agent (the “Engagement Letter”) or in the Placement Agency Agreement, dated as of the date hereof, by and between the Company and the Placement Agent; (2) shall be liable for any improper payment made in accordance with the information provided by the Company; (3) makes any representation or warranty, or has any responsibilities as to the validity, accuracy, value or genuineness of any information, certificates or documentation delivered by or on behalf of the Company pursuant to this Agreement or the Transaction Documents or in connection with any of the transactions contemplated hereby or thereby; or (4) shall be liable (x) for any action taken, suffered or omitted by any of them in good faith and reasonably believed to be authorized or within the discretion or rights or powers conferred upon it by this Agreement or any Transaction Document or (y) for anything which any of them may do or refrain from doing in connection with this Agreement or any Transaction Document, except for such party’s own gross negligence, willful misconduct or bad faith.

(b) The Placement Agent, its Affiliates and representatives shall be entitled to (1) rely on, and shall be protected in acting upon, any certificate, instrument, opinion, notice, letter or any other document or security delivered to any of them by or on behalf of the Company, (2) rely on the representations and warranties of the Company and the Purchaser as set forth in Sections 3 and 4 hereto and (3) be indemnified by the Company for acting as Placement Agent, respectively, hereunder pursuant the indemnification provisions set forth in the Engagement Letter.

5.10 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof to the extent such principals would result in the application in the laws of another jurisdiction. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, stockholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

5.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that in the case of a rescission of an exercise of a Warrant, the applicable Purchaser shall be required to return any Warrant Shares subject to any such rescinded exercise notice concurrently with the return to such Purchaser of the aggregate exercise price paid to the Company for such shares and the restoration of such Purchaser’s right to acquire such shares pursuant to such Purchaser’s Warrant (including, issuance of a replacement warrant certificate evidencing such restored right).

5.14 Replacement of Securities. If any certificate or instrument evidencing any Security is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity or bond, if requested. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.15 Remedies. Each of the Purchasers and the Company shall be entitled to exercise all rights provided herein or granted by law, including recovery of damages, for any breach of the Transaction Documents.

5.16 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Shares or enforcing its rights under the Transaction Documents. The Company acknowledges that each of the Purchasers has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Purchasers and not because it was required or requested to do so by any Purchaser. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

5.17 Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto. Each Purchaser understands that the Placement Agent has acted solely as the agent of the Company in this placement of the Securities and such Purchaser has not relied on the business or legal advice of the Placement Agent or any of its agents, counsel or Affiliates in making its investment decision hereunder, and confirms that none of such persons has made any representations or warranties to such Purchaser in connection with the transactions contemplated hereby. Unless otherwise indicated or the context otherwise requires, (a) all references to Sections, Schedules or Exhibits are to Sections, Schedules, Appendices or Exhibits contained in or attached to this Agreement, (b) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, (c) the words “hereof,” “herein” and words of similar effect shall reference this Agreement in its entirety, and (d) the use of the word “including” in this Agreement shall be by way of example rather than limitation.

5.18 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVE FOREVER TRIAL BY JURY.

5.19 Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution to all stockholders of the Company payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof and prior to the Closing, each reference in any Transaction Document to a number of shares or a price per share shall be deemed to be amended to appropriately account for such event.

5.20 Survival. The representation and warranties contained herein shall survive the Closing and the delivery of the Securities for then applicable statute of limitations.

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ORGANOVO HOLDINGS, INC.

By:
Name:
Title:

Address for Notice:
Organovo Holdings, Inc. 11555 Sorrento Valley Road, Suite 100
San Diego, CA 92121
Attn: Executive Chairman Email: kemurph@organovo.com

With a copy to (which shall not constitute notice):

Paul Hastings LLP 1117 S. California Avenue Palo Alto, CA 94304
Attn:	Samantha H. Eldredge, Esq.
Email:	samanthaeldredge@paulhastings.com

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PURCHASERS:

[NAME OF PURCHASER]:

By:

Name:

Title:

Address:

EIN:

Contact:

Email:

Beneficial Ownership Limitation if purchasing Pre-Funded Warrants:

☐4.99% ☐9.99%

SCHEDULE A

FREE WRITING PROSPECTUSES

[None].

EXHIBIT A

SCHEDULE OF PURCHASERS

Name of Purchase and Address/Contact Information	Number of Shares	Number of Pre-Funded Warrant Shares Underlying Pre-Funded Warrant	Number of Common Warrant Shares Underlying Common Warrant	Aggregate Purchase Price